EXHIBIT 23.2




                    Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the audited consolidated financial statements of Horizon Telcom, Inc. dated February 12, 2002 (except with respect to the matter discussed in Note 20, as to which the date is March 27, 2002), included in Horizon Telcom, Inc.'s Form 10-K for the year ended December 31, 2001, our report on the audited consolidated financial statements of Horizon Telcom, Inc. dated February 16, 2001 (except with respect to the matter discussed in Note 1 - Restatement, as to which the date is June 25, 2001), included in Horizon Telcom, Inc.'s Form 10 for the year ended December 31, 2000 and our report on the audited financial statements of Bright Personal Communications Services, LLC dated March 2, 2000, included in Horizon Telcom, Inc.'s Form 10 for the year ended December 31, 2000.


                             /s/ ARTHUR ANDERSEN LLP
                               ARTHUR ANDERSEN LLP





Columbus, Ohio
May 20, 2002